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                                                             EXHIBIT 10.2

NORDIC EQUITY PARTNERS CORP

                                                              Date

NORDIC EQUITY PARTNERS CORP. (NEPC)

AND

SVEN GORAN HAGGQVIST (GH)

HAVE ENTERED INTO THE FOLLOWING


                                   AGREEMENT:

1. NEPC employs GH as Chairman of the Board and Vice President of the Company. The appointments are conditional upon the successful completion of the currently ongoing Public Offering of shares of NEPC and the appointments eventually go into effect from that date.

2. The term of office as Chairman of the Board is stated in the bylaws of the Company. In GH's capacity as Vice President, this Agreement shall be for a period of 3 - three years.

3. In his capacity as Vice President GH's main task will be the administration of the offering resources and to finance the whole group.

4. During the term of this Agreement, NEPC agrees to pay GH, and GH agrees to accept a salary of USD 10,000 per month.

         Relevant costs will be reimbursed as specifically agreed upon between the parties.

         Olso/Stockholm/New York                      September 1996


         Nordic Equity Partners Corp.                 Sven Goran Haggqvist


         /s/ Bjorn Nysted                             /s/ Sven Goran Haggqvist
         -----------------------------                --------------------------


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Nordic Equity Partners Corp.                               Phone +46 8 24 93 02
c/o AB Antion, Sveavagen 60                                Fax   +46 8 24 93 03
S-111 34 STOCKHOLM, Sweden